UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 4, 2017, U.S. Concrete, Inc. (the “Company”) issued a press release announcing its proposed offering (the “Offering”) of $200 million aggregate principal amount of its 6.375% Senior Notes due 2024, subject to market conditions and other factors, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

On January 4, 2017, in connection with the Offering, the Company provided certain offering materials to prospective eligible investors concerning the business and summary financial information of the Company (the “Business and Financial Information”), an excerpt of which is attached hereto as Exhibit 99.2.

The information described in this Current Report on Form 8-K and included as Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Current Report on Form 8-K and Exhibits 99.1 and 99.2 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Current Report on Form 8-K and the accompanying exhibits is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report on Form 8-K and the accompanying exhibits are material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release dated January 4, 2017.

99.2	Business and Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: January 4, 2017	By:	/s/ Joseph C. Tusa, Jr.
		Name:	Joseph C. Tusa, Jr.
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated January 4, 2017.

99.2	Business and Financial Information.